UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF
                                      1934.

                Date of Report (Date of Earliest event reported):
                                 March 14, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)



        Nevada                                          88-0231200
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 765-9598
                Company's telephone number, including area code

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Item 8.01 Other Events

The Board of Directors of NanoSignal Corporation after extensive review of a credit facility agreement that the staff worked out with credit union representatives, authorized the Corporation's President to enter into the agreement. The agreement also stipulates that NanoSignal hire an independent controller/consultant to oversee the expenditures of its projects. The Board has hired the Thompson Group to handle these functions.

The Board authorized its President, Gary Walters to sign the agreement and expedite the implementation of the revolving loan program. The initial value of the program is two million five hundred thousand dollars. The agreement is awaiting final signatures from the credit union and the revolving line of credit will fund not only the dicom compatible Hitachi product, but also other projects the company has undertaken. This includes the recent acquisition of Santa Rosa Trading Inc. and the Amazinger energy drink, the Pioneer Heath Solutions.com and other projects currently being reviewed by management.

March 14, 2005                           NANOSIGNAL CORPORATION, INC.


                                      By /s/ James Wolfe
                                         ------------------------------
                                             James Wolfe, President